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                              CONSULTING AGREEMENT

    This Consulting Agreement ("Agreement") is made as of June 21, 1996 by and between John H. Nugent ("Consultant") and SA Telecommunications, Inc., a Delaware corporation (the "Company").

    In consideration of the premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:

    1. TERM. Consultant shall be retained by the Company as a consultant hereunder effective as of June 1, 1996, and shall continue until August 31, 1996.

    2. DUTIES. During the term of this Agreement, Consultant shall serve as a consultant to the Company in all phases of acquisitions, dispositions, and/or investments by the Company in third parties, including, without limitation, planning and implementation thereof, performance of due diligence, participation in negotiations when requested, rendering financial and business advice, coordination of acquisition activities, seeking opportunities for the acquisition or disposition of assets and/or business entities that may be in the best interest of the Company, and such other matters as may be determined from time to time by the Chairman and Chief Executive Officer of the Company. Consultant shall devote such time as is reasonably necessary to perform his duties hereunder, but in no event less than 40 hours per week.

    3. COMPENSATION. In consideration of the services rendered hereunder, the Company will pay Consultant $13,333.33 per month on the last business day of the month in which such services are rendered. Consultant shall submit statements for services rendered during each month during the term of this Agreement.

    4. EXPENSES. The Company agrees to reimburse Consultant for any reasonable sums expended by him for travel, hotels and similar out-of-pocket expenses in rendering services requested by the Company, upon presentation of bills and/or vouchers therefore in a form satisfactory to the Company.

    5.   RESTRICTIVE COVENANTS.

              (a) Except as required in his duties to the Company, Consultant will not disclose any confidential information (including, without limitation, all business, technological and financial information (other than the financial statements and notes thereto of the Company and its consolidated subsidiaries included in the Company's annual, quarterly or other reports required to be filed under the Securities Exchange act of 1934 or in any registration statement or prospectus filed under the Securities Act of 1933), intellectual property, trade secrets, compensation data, customer lists, vendor lists, customer preferences, marketing strategies, acquisition targets, plans and strategies, pending projects, contracts and proposals and proprietary processes

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         and other information belonging to the Company or relating to the Company's business, technology or customers, which is not available to the general public) obtained by Consultant under this Agreement concerning matters affecting or related to the business and operations of the Company or any of its affiliated companies. Consultant hereby agrees, as an agent of the Company with a need to know such information, to be bound by the terms and conditions of all confidentiality agreements and non-disclosure agreements entered into between the Company and third parties with respect to acquisitions, dispositions and debt or equity financings as if Consultant were originally a party thereto.

              (b) Upon the termination of this Agreement, all documents, records, notebooks, computer files and similar repositories, containing confidential information, and all forms, materials, processes and information developed for or on behalf of the Company by Consultant or others during the term of this Agreement shall remain the exclusive property of the Company and will be left with the Company.

              (c) During the term of this Agreement, and for a period of six months following the date of the termination of this Agreement, Consultant will not, without the written permission of the Company:
         (i) personally solicit, directly or indirectly, any employee or any person who has been an employee within the 12 months prior to such solicitation of the Company or any of its affiliated companies; or
         (ii) personally solicit directly any customers, prospective customers, acquisition targets or potential acquisition targets with whom preliminary discussions have been held by the Company and Consultant or any of its affiliated companies and Consultant, for the purpose of competing with the Company in its telecommunications business. In the event of a violation of this covenant not to compete, the Company shall be entitled, in addition to any other remedies provided by law or equity, to obtain specific performance of this covenant. If any provision of this covenant is invalid in part or in whole, it shall be curtailed, whether as to time, area covered, or otherwise as and to the extent required for its validity under applicable law and, as so curtailed, shall be enforceable.

    6. TERMINATION. In the event of termination of this Agreement by the Company or by Consultant for any reason prior to August 31, 1996, no party shall have any further duty or obligation hereunder to the other party including any payment obligation under Section 3 hereof after the date of such termination; provided, however, that Consultant shall remain subject to the provisions of Section 5 of this Agreement. Either the Company or Consultant may terminate this agreement upon three (3) days prior written notice.

    7. ENTIRE AGREEMENT. This Agreement expresses the entire agreement of the parties with respect to the subject matter hereof and may be amended only by a written agreement signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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    8.   NOTICES.  All notices hereunder shall be given in writing by registered or certified mail, postage prepaid, or by prepaid overnight courier service, addressed to the parties at the following respective addresses, or at such other address as may be designated in writing by either party to the other:

    To the Company:     SA Telecommunications, Inc.
                        1600 Promenade Center, Suite 1510
                        Richardson, Texas 75080

    To Consultant:      John H. Nugent
                        Route 1, Box 285C1
                        McKinney, Texas 75070

    9. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, and the obligations hereunder are performable in Dallas, County, Texas.

    10. NO WAIVER. The waiver by the Company of any breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver or continuing waiver by the Company of the same or any subsequent breach of any provision of this Agreement by Consultant.

    11. DEFINITION. As used herein, the term "affiliated companies" of the Company refers to any corporation or entity which controls, is controlled by, or is under common control with the Company.

    12. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon, the Company and its successors and assigns. This Agreement may not be assigned by Consultant.

    14. INDEPENDENT CONTRACTOR. The parties acknowledge and agree that the Consultant is an independent contractor and not an employee of the Company.

    15. REPRESENTATION. Consultant represents and warrants to the Company that Consultant is under no legal disability, by virtue of contract or otherwise, that would prevent Consultant from entering into this Agreement or performing the services contemplated hereby or would give any other person or entity the right to damages or injunctive relief against the Company or any of its affiliated companies.

    16. LIMITATION OF LIABILITY. The Company shall, in no event, be liable to Consultant for

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damages of any kind, including, but not limited to, direct or indirect, special or consequential damages or loss of production or loss of profits, resulting from any cause whatsoever, including but not limited to, breach of warranty, delay, act, error or omission of the Company or the termination of this Agreement.

    17. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Consultant from and against all claims, demands, obligations, liabilities and expenses (including reasonable attorney's fees) incurred by Consultant arising out of Consultant's performance of duties under this Agreement on behalf of the Company; provided, however, in no event shall the Company be required to indemnify and hold harmless Consultant to the extent that such loss, claim, liability or expense is the result of Consultant's bad faith, willful misconduct or gross negligence.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


SA TELECOMMUNICATIONS, INC.


                                  ------------------------------
                                  JOHN H. NUGENT


By: --------------------------
    Jack W. Matz, Jr.
    Chairman & Chief Executive Officer


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